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                                 EXHIBIT 23(F)



                      CONSENT OF STEEL HECTOR & DAVIS LLP





                                    CONSENT




THE COLONIAL BANCGROUP, INC.

        WE HEREBY CONSENT TO THE USE IN THIS FORM S-4 REGISTRATION STATEMENT OF THE COLONIAL BANCGROUP, INC., OF OUR NAME IN THE PROSPECTUS, WHICH IS A PART OF SUCH REGISTRATION STATEMENT, UNDER THE HEADING "THE MERGER - CERTAIN FEDERAL INCOME TAX CONSEQUENCES," TO THE SUMMARIZATION OF OUR OPINION REFERENCED THEREIN, AND TO THE INCLUSION OF SUCH OPINION AT EXHIBIT 8 OF THE REGISTRATION STATEMENT.




/s/ STEEL HECTOR & DAVIS LLP

NOVEMBER 19, 1996





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